UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2019

ELECTRO SCIENTIFIC INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

OREGON	0-12853	93-0370304
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13900 NW Science Park Drive, Portland, Oregon	97229
(Address of principal executive offices)	(Zip Code)

(503) 641-4141
(Registrant’s telephone number, including area code)

No Change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Securities Holders.

On January 10, 2019, Electro Scientific Industries, Inc. (“ESI”) held a special meeting of shareholders (the “Special Meeting”) at ESI’s principal executive offices in Portland, Oregon, at 11:00 a.m., Pacific Time.

As of the record date, December 5, 2018, there were 34,314,717 shares of common stock of ESI issued, outstanding and entitled to vote at the Special Meeting. At the Special Meeting, 24,725,093 shares, or approximately 72.05% of all outstanding shares of common stock, were present either in person or by proxy. Three matters were voted upon at the Special Meeting, with the Board of Directors of ESI unanimously recommending a vote “FOR” each of the proposals voted upon, as further described in the definitive proxy statement filed with the Securities and Exchange Commission (the “SEC”) on December 6, 2018 (the “Definitive Proxy Statement”) and mailed to ESI’s stockholders on or about December 6, 2018.

Proposal No. 1 (the “Merger Proposal”) was to consider and vote on a proposal to approve the Agreement and Plan of Merger, dated October 29, 2018, among ESI, MKS Instruments, Inc., a Massachusetts corporation (“MKS”), and EAS Equipment, Inc., a Delaware corporation and a wholly-owned subsidiary of MKS (“Merger Sub”), as it may be amended from time to time (the “Merger Agreement”), and the transactions contemplated by the Merger Agreement. Pursuant to the terms of the Merger Agreement, Merger Sub will merge with and into ESI (the “Merger”) and ESI will become a wholly owned subsidiary of MKS.

Proposal No. 2 (the “Adjournment Proposal”) was to consider and vote on a proposal to adjourn the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there had been insufficient votes to approve the Merger Proposal and the transactions contemplated thereby at the time of the Special Meeting.

Proposal No. 3 (the “Merger Compensation Proposal”) was to consider and vote on the proposal to approve, by non-binding, advisory vote, certain compensation that will or may become payable by ESI to its named executive officers in connection with the Merger.

The Merger Proposal, Adjournment Proposal and the Merger Compensation Proposal were approved and adopted. Adjournment of the Special Meeting was not necessary or appropriate because there were sufficient votes at the time of the Special Meeting to approve the Merger Proposal.

The table below shows the final voting results from the Special Meeting.

	For	Against	Abstained	Broker Non-Votes
Proposal 1 – The Merger Proposal	24,619,855	48,578	56,660	0
Proposal 2 – The Adjournment Proposal	23,324,393	1,351,603	49,097	0
Proposal 3 – The Merger Compensation Proposal	23,746,347	455,843	522,903	0

It is currently expected that the Merger will close in early February 2019.  However, there can be no assurance that the closing of the Merger will occur in early February 2019, or that the remaining closing conditions, including the completion of the debt financing marketing period, will be satisfied in a timely manner, or at all.

Item 8.01	Other Events.

On January 10, 2019, ESI issued a press release announcing the results of the Special Meeting. The press release is attached hereto as Exhibit 99.1 and is incorporated herein in its entirety by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release, dated January 10, 2019

Cautionary Note Regarding Forward-Looking Statements

This communication, and any documents to which ESI refers you in this communication, contains not only historical information, but also forward-looking statements made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements represent ESI’s current expectations or beliefs concerning future events, including but not limited to the expected completion and timing of the proposed transaction.  Without limiting the foregoing, the words “expects,” “may,” “will,” and similar expressions are intended to identify forward-looking statements.  You should read any such forward-looking statements carefully, as they involve a number of risks, uncertainties and assumptions that may cause actual results to differ significantly from those projected or contemplated in any such forward-looking statement.  Those risks, uncertainties and assumptions include, (i) the risk that the proposed transaction may not be completed in a timely manner or at all, which may adversely affect ESI’s business and the price of the common stock of ESI, (ii) the failure to satisfy any of the conditions to the consummation of the proposed transaction, (iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, (iv) the effect of the announcement or pendency of the proposed transaction on ESI’s business relationships, operating results and business generally, (v) risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the proposed transaction, (vi) risks related to diverting management’s attention from ESI’s ongoing business operations, (vii) the outcome of any legal proceedings that may be instituted against us related to the merger agreement or the proposed transaction, (viii) unexpected costs, charges or expenses resulting from the proposed transaction, and (ix) other risks described in ESI’s filings with the SEC, such as its Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K.  Forward-looking statements speak only as of the date of this communication or the date of any document incorporated by reference in this document.  Except as required by applicable law or regulation, ESI does not assume any obligation to update any such forward-looking statements whether as the result of new developments or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  January 10, 2019

Electro Scientific Industries, Inc.

By:	/s/ Allen Muhich
Name:	Allen Muhich
Title:	Vice President, Chief Financial Officer and Corporate Secretary